EX-10.15 - Second Amendment to Loan Agreement, dated December 8, 2020, by and among certain subsidiaries of Parking REIT, Inc. as borrowers party thereto and LLC Warehouse V LLC as lender and successor-in-interest to LoanCore Capital Credit REIT LLC

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